UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007 (December 11, 2007)
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma		74172-0172
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Assignment Agreement
Contribution, Conveyance and Assumption Agreement
Amended and Restated Limited Liability Company Agreement
Common Unit Redemption Agreement
Credit Agreement
Working Capital Loan Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Assignment Agreement and Contribution Agreement
     Williams Partners L.P. (the “Partnership”) previously announced that it had entered into a Purchase and Sale Agreement, dated November 30, 2007 (the “Purchase Agreement”) with Williams Energy Services, LLC (“WES”), Williams Field Services Group, LLC (“WFSG”), Williams Field Services Company, LLC (“WFSC”), Williams Partners GP LLC, the general partner of the Partnership (the “General Partner” and together with WES, WFSG and WFSC, the “Seller Parties”), and Williams Partners Operating LLC, the operating subsidiary of the Partnership (“Williams OLLC” and together with the Partnership, the “Buyer Parties”). Pursuant to the Purchase Agreement, the Seller Parties agreed to sell to the Buyer Parties a 100% Class A limited liability company membership interest and 20 Class C Units representing 50% of the currently outstanding Class C limited liability company interests (collectively, the “Wamsutter Interest”) in Wamsutter LLC (“Wamsutter”) for aggregate consideration of $750.0 million. The description of the Purchase Agreement contained in the Partnership’s Form 8-K filed on December 3, 2007 is incorporated herein by reference, and the Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.
     In accordance with the Purchase Agreement, on December 11, 2007, WFSC and Wamsutter entered into an Assignment Agreement (the “Assignment Agreement”) pursuant to which WFSC transferred an approximate 1,700-mile natural gas gathering system, including a natural gas processing plant, located in the Washakie Basin in Wyoming to Wamsutter. The Assignment Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     In accordance with the Purchase Agreement, on December 11, 2007, the Partnership, Williams OLLC, WES, WFSG, WFSC and the General Partner entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which WES, WFSG, WFSC and the General Partner contributed the Wamsutter Interest to the Partnership in exchange for aggregate consideration of $750.0 million. The Partnership subsequently contributed the Wamsutter Interest to Williams OLLC. The Partnership used the net proceeds from its previously announced underwritten public offering of common units (the “Public Equity Offering”) to pay $333.3 million of the $750.0 million aggregate consideration to acquire the Wamsutter Interest and to pay approximately $1.9 million of estimated expenses associated with the offering and the acquisition of the Wamsutter Interest. The Partnership financed the remainder of the aggregate consideration through (i) $250.0 million of term loan borrowings less associated transaction costs under the Partnership’s new $450.0 million five-year senior unsecured credit facility discussed in Item 2.03 below, (ii) the issuance of 4,163,527 unregistered common units to the General Partner (the “Restricted Common Units”) and (iii) the increase in the General Partner’s capital account in the amount of approximately $10.3 million to allow it to maintain its 2% general partner interest. The Contribution Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
     The board of directors of the General Partner of the Partnership approved the transaction based on a recommendation from its conflicts committee. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisers to assist it in evaluating and negotiating the transaction.
Amended and Restated Wamsutter LLC Agreement
     In connection with the closing of the transactions contemplated by the Purchase Agreement and the Contribution Agreement, on December 11, 2007, the WFSC and Williams OLLC entered into the Amended and Restated Limited Liability Company Agreement of Wamsutter (the “Wamsutter LLC Agreement”). This agreement governs the ownership and management of Wamsutter. Pursuant to the Wamsutter LLC Agreement, the Partnership owns the Wamsutter Interest and WFSC owns 100% of the Class B limited liability company interests and 20 Class C Units representing the remaining 50% of the currently outstanding Class C limited liability company interests. Wamsutter is obligated to issue additional Class C Units based on future capital contributions that the Class A member and the Class B member are obligated or permitted to make in certain circumstances.
     The Wamsutter LLC Agreement provides for distributions of available cash to be made quarterly, with available cash defined as Wamsutter’s cash on hand at the end of a distribution period less reserves that are necessary or appropriate to provide for the conduct of its business and to comply with applicable law, debt instruments or other agreements to which it is a party. WFSC, as the Class B member, has the discretion to establish the reserves necessary for Wamsutter, including the amount set aside for maintenance capital expenditures, and thus can influence the amount of available cash.
     Wamsutter will distribute its available cash as follows:

•	First, an amount equal to $17.5 million per quarter to the holder of the Class A membership interests;

•	Second, an amount equal to the amount the distribution on the Class A membership interests in prior quarters of the current distribution year was less than $17.5 million per quarter to the holder of the Class A membership interests;

•	Third, 5% of remaining available cash will be distributed to the holder of the Class A membership interests, and 95% will be distributed to the holders of the Class C Units, on a pro rata basis.
     In addition, to the extent that at the end of the fourth quarter of a distribution year, the Class A member has received less than $70.0 million under the first and second bullets above, the Class C members will be required to repay any distributions they received in that distribution year such that the Class A member receives $70.0 million for that distribution year. If this repayment is insufficient to result in the Class A member receiving $70.0 million, the shortfall will not carry forward to the next distribution year. The initial distribution year for Wamsutter will commenced on December 1, 2007 and will end on November 30, 2008. Subsequent distribution years for Wamsutter will commence on each December 1 and end on each November 30.
     Each month during fiscal years 2008 through 2012, WFSC, as the Class B member, is obligated to pay Wamsutter a transition support payment in an amount equal to the amount by which Wamsutter’s general and administrative expenses exceed $416,666.66 per month in fiscal year 2008, $441,666.66 per month in fiscal year 2009, $458,333.33 per month in fiscal year 2010, $475,000.00 per month in fiscal year 2011 and $475,000.00 per month in fiscal year 2012. Any such amounts received from the Class B member will be distributed to the holder of the Class A membership interests but will not be counted for purposes of determining whether or not Wamsutter has distributed $70.0 million in aggregate annual distributions as described above. Further, the Class B member will not be issued any Class C Units as a result of making a transition support payment.
     In the event that Wamsutter elects to make a growth capital investment in an amount less than $2.5 million, based on the amount estimated at the time the investment is approved, the Class A member is obligated to make a capital contribution to Wamsutter in an amount necessary to fund such growth capital investment. In the event Wamsutter elects to make a growth capital investment in an amount equal to or greater than $2.5 million, the Class B member is obligated to make a capital contribution to Wamsutter in an amount necessary to fund such growth capital investment. On the first day of the quarter following the quarter the asset related to the growth capital investment is placed in service, Wamsutter will issue to the contributing member one Class C Unit for each $50,000 contributed by it, including the interest accrued on the investment prior to the issuance of the Class C Units. Wamsutter will issue fractional Class C Units as necessary. A growth capital investment is any investment other than a maintenance capital investment or a growth well connection investment.
     In addition, prior to February 28 of each year commencing in 2009, Wamsutter will calculate the growth well connection investments it has made in the fiscal year immediately concluded. The Class B member is obligated to make a capital contribution to Wamsutter in an amount necessary to fund such growth well connection investments. Growth well connection investments are investments made over a one-year period to make well connections that Wamsutter expects will more than offset the estimated decline in its throughput volumes over that period. Effective on the date of the funding of such growth well connection investments, the Class B member will receive one Class C Unit for each $50,000 contributed by such member and such fractional Class C Units as necessary. The Wamsutter LLC Agreement contains restrictions on the ability of the Class A member or the Class B member to transfer their respective membership interests and Class C Units.
     Most decisions regarding the day to day operations of Wamsutter will be made by WFSC, in its capacity as the Class B member. However, certain decisions require the consent of the Class A member, including, but not limited to, (i) the sale of disposition of assets over $20.0 million, (ii) the merger or consolidation with another entity, (iii) the purchase or acquisition of assets or businesses, (iv) the making of an investment in a third party in excess of $20.0 million, (v) the guarantee of incurrence of any debt, (vi) the cancelling or settling of any claim in excess of $20.0 million, (vii) the selling or redeeming of any equity interests in Wamsutter, (viii) the declaration of certain types of distributions, (ix) the entering into certain transactions outside the ordinary course of business with affiliates of Wamsutter and (x) the approval of the annual business plan for Wamsutter.
     The Wamsutter LLC Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.
Redemption Agreement
     As previously announced by the Partnership, the Partnership entered into an underwriting agreement, dated December 5, 2007 (the “Underwriting Agreement”), with the General Partner, Williams OLLC and the underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 9,250,000 common units sold by the Partnership at a price to the public of $37.75 per common unit ($36.24 per common unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,387,500 common units (the “Option”) on the same terms as the 9,250,000 common units sold by the Partnership.

     In connection with the closing of the Public Equity Offering , the Partnership entered into a Common Unit Redemption Agreement, dated December 11, 2007 (the “Redemption Agreement”), with the General Partner. Pursuant to the Redemption Agreement, the Partnership agreed to redeem from the General Partner a number of common units equal to the number of common units that may be sold by the Partnership to the Underwriters if the Underwriters exercise, in whole or in part, the Option pursuant to the Underwriting Agreement at a price per common unit of $36.24 (the price per common unit in the Public Equity Offering, net of underwriting discounts). If the Underwriters do not exercise the Option, then no redemption will occur pursuant to the Redemption Agreement.
     The Redemption Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Partnership and the General Partner have agreed to indemnify each other against certain liabilities. The Redemption Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.
Relationships
     The Williams Companies, Inc. (“Williams”) directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership, and (ii) 100% of WES, WFSG, and WFSC. In addition, Williams indirectly owns an approximate 23% limited partner interest in the Partnership. Further, certain officers and directors of the General Partner serve as officers and/or directors of Williams, WES, WFSG, WFSC, Wamsutter and the general partner of Williams Partners Pipeline L.P. The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest, the incentive distribution rights in the Partnership and the Restricted Common Units. The Partnership is a party to an omnibus agreement with Williams and its affiliates that governs the Partnership’s relationship with Williams regarding the following matters: (i) reimbursement of certain general and administrative expenses; (ii) indemnification for certain environmental liabilities, tax liabilities and rights-of-way defects; (iii) reimbursement for certain expenditures; and (iv) a license for the use of certain software and intellectual property. Wamsutter is a party to a $20.0 million revolving credit facility under which Williams is the lender and Wamsutter is the borrower. For additional relationships between Williams and its affiliates and the Partnership, please read “Certain Relationships and Related Transactions” in the prospectus supplement, dated December 5, 2007, filed by the Partnership with the SEC.
     Affiliates of certain of the Underwriters are lenders under Williams’ $1.5 billion credit agreement, and each such affiliate has received customary fees for such services. In addition, affiliates of certain of the Underwriters are lenders or agents under the Partnership’s new $450.0 million credit agreement and each such affiliate will receive customary fees for such services. Certain Underwriters have performed and may in the future perform investment banking, advisory and other banking services for Williams and the Partnership from time to time for which they received or may receive customary fees and expenses.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information discussed under the caption “Assignment Agreement and Contribution Agreement” in Item 1.01 above is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Credit Agreement
     On December 11, 2007, the Partnership entered into a $450.0 million senior unsecured credit agreement (the “Credit Agreement”) with Citibank, N.A. as administrative agent, comprised initially of a $200.0 million revolving credit facility available for borrowings and letters of credit and a $250.0 million term loan. Under certain conditions, the revolving credit facility may be increased up to an additional $100.0 million. Borrowings under the Credit Agreement must be repaid by December 11, 2012.
     Interest on borrowings under the Credit Agreement are payable at rates per annum equal to, at the Partnership’s option: (1) a fluctuating base rate equal to Citibank, N.A.’s prime rate plus the applicable margin, or (2) a periodic fixed rate equal to LIBOR plus the applicable margin. The applicable margin spread and the per annum percentage used to calculate the unused commitment fee under the Credit Agreement are determined by reference to a pricing schedule.
     The Credit Agreement contains various covenants that limit, among other things, the Partnership’s, and certain of the Partnership’s subsidiaries’, ability to incur indebtedness, grant certain liens supporting indebtedness, merge, consolidate or allow any material change in the character of its business, sell all or substantially all of the Partnership’s assets, make certain transfers, enter into certain affiliate transactions, make distributions or other payments other than distributions of available cash under certain conditions and use proceeds other than for partnership purposes (not to include the purchase or carrying of margin stock).
     In addition, the Partnership, together with the Partnership’s consolidated subsidiaries and Wamsutter, are required to maintain a ratio of consolidated indebtedness to consolidated EBITDA (each as defined in the Credit Agreement) of no greater than 5.00 to 1.00. This ratio may be increased in the case of an acquisition of $50.0 million or more, in which case the ratio will be

5.50 to 1.00 for the three fiscal quarter-periods following such acquisition. The Partnership’s ratio of consolidated EBITDA to consolidated interest expense, as defined in the Credit Agreement, must not be less than 2.75 to 1.00 as of the last day of any fiscal quarter commencing March 31, 2008 unless the Partnership obtains an investment grade rating from Standard and Poor’s Ratings Services or Moody’s Investors Service of at least Ba1 or BB+, as applicable. Each of the above ratios is to be tested at the end of each fiscal quarter and measured on a rolling four-quarter basis.
     The Credit Agreement also includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross-defaults, bankruptcy and insolvency events, certain unsatisfied judgments, guaranties not being valid under the Credit Agreement and a change of control. If an event of default occurs under the credit facility, the lenders will be able to accelerate the maturity of the Credit Agreement and exercise other rights and remedies.
     On December 11, 2007, the Partnership borrowed $250.0 million under the term loan portion of the Credit Agreement, the proceeds of which (less associated transaction costs) were used to finance a portion of the $750.0 million aggregate consideration for the Partnership’s acquisition of the Wamsutter Interest.
     The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 2.03 by reference.
Wamsutter Credit Facility
     On December 11, 2007, Wamsutter entered into a $20.0 million revolving credit facility (the “Wamsutter Credit Facility”) with Williams as the lender. The facility is available to fund working capital borrowings and for other purposes. Borrowings under the facility will mature on December 1, 2008. Wamsutter will pay a commitment fee to Williams on the unused portion of the credit facility of 0.175% annually. Interest on any borrowings under the facility will be calculated based on the one-month LIBOR rate determined at the date of the borrowing.
     The Wamsutter Credit Facility is filed as Exhibit 10.6 to this Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     On December 11, 2007, pursuant to the Purchase Agreement, the Partnership issued the Restricted Common Units to the General Partner to fund a portion of the $750.0 million aggregate consideration for the Wamsutter Interest. The Restricted Common Units accounted for approximately $157.2 million of the $750.0 million aggregate consideration for the Wamsutter Interest, which equates to a value of $37.75 per common unit, the price per common unit offered to the public in the Public Equity Offering before underwriting discounts, commissions and offering expenses. The issuance of the Restricted Common Units was exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering. This exemption was available since the Restricted Common Units were issued solely to the General Partner. The information set forth under Item 1.01 above with respect to the issuance of Restricted Common Units is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On December 11, 2007, the Partnership issued a press release announcing the closing of (i) the sale of the Wamsutter Interest by Williams to the Partnership and (ii) its previously announced Public Equity Offering. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     The press release is being furnished pursuant to Item 7.01 and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor is it subject to the liabilities of that section and it is not deemed incorporated by reference in any filing by the Partnership under the Act.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
     The historical financial statements of Wamsutter Predecessor and Discovery Producer Services LLC required by Item 9.01(a) of Form 8-K are attached as Exhibits 99.2 and 99.3 to the Partnership’s Form 8-K filed on December 10, 2007 and are incorporated herein by reference.
(b)	Pro forma financial information.

     The unaudited pro forma balance sheet of the Partnership as of September 30, 2007 and the unaudited pro forma statements of income of the Partnership for the year ended December 31, 2006 and the nine months ended September 30, 2006 and September 30, 2007 are attached as Exhibit 99.4 to the Partnership’s Form 8-K filed on December 10, 2007 and are incorporated herein by reference.
(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description
+ Exhibit 2.1 #
Purchase and Sale Agreement, dated November 30, 2007, by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, Williams Field Services Company, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC (incorporated by reference to Exhibit 2.1 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on December 3, 2007).

Exhibit 10.1	Assignment Agreement, dated December 11, 2007, by and between Williams Field Services Company, LLC and Wamsutter LLC.

Exhibit 10.2
Contribution, Conveyance and Assumption Agreement, dated December 11, 2007, by and among Williams Energy Services, LLC, Williams Field Services Company, LLC, Williams Field Services Group, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

Exhibit 10.3
Amended and Restated Limited Liability Company Agreement, dated December 11, 2007, by and among Williams Energy Services, LLC, Williams Field Services Company, LLC, Williams Field Services Group, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

Exhibit 10.4	Common Unit Redemption Agreement, dated December 11, 2007, by and between Williams Partners L.P. and Williams Partners GP LLC.

Exhibit 10.5
Credit Agreement dated as of December 11, 2007, by and among Williams Partners L.P., the lenders party hereto, Citibank, N.A., as Administrative Agent and Issuing Bank, and The Bank of Nova Scotia, as Swingline Lender.

Exhibit 10.6	Working Capital Loan Agreement, dated December 11, 2007, by and between The Williams Companies, Inc. and Wamsutter LLC.

Exhibit 99.1	Press Release of Williams Partners L.P. dated December 11, 2007.

+ Exhibit 99.2	Historical financial statements of Wamsutter Predecessor (incorporated by reference to Exhibit 99.2 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on December 10, 2007).

+ Exhibit 99.3
Historical financial statements of Discovery Producer Services LLC.(incorporated by reference to Exhibit 99.3 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on December 10, 2007).

+ Exhibit 99.4
Unaudited pro forma financial statements of Williams Partners L.P.(incorporated by reference to Exhibit 99.4 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on December 10, 2007).

+	Incorporated by reference.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

	By:	Williams Partners GP LLC,
its General Partner

Date: December 17, 2007	/s/ William H. Gault

William H. Gault
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
+ Exhibit 2.1 #
Purchase and Sale Agreement, dated November 30, 2007, by and among Williams Energy Services, LLC, Williams Field Services Group, LLC, Williams Field Services Company, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC (incorporated by reference to Exhibit 2.1 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on December 3, 2007).

Exhibit 10.1	Assignment Agreement, dated December 11, 2007, by and between Williams Field Services Company, LLC and Wamsutter LLC.

Exhibit 10.2
Contribution, Conveyance and Assumption Agreement, dated December 11, 2007, by and among Williams Energy Services, LLC, Williams Field Services Company, LLC, Williams Field Services Group, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

Exhibit 10.3
Amended and Restated Limited Liability Company Agreement, dated December 11, 2007, by and among Williams Energy Services, LLC, Williams Field Services Company, LLC, Williams Field Services Group, LLC, Williams Partners GP LLC, Williams Partners L.P. and Williams Partners Operating LLC.

Exhibit 10.4	Common Unit Redemption Agreement, dated December 11, 2007, by and between Williams Partners L.P. and Williams Partners GP LLC.

Exhibit 10.5
Credit Agreement dated as of December 11, 2007, by and among Williams Partners L.P., the lenders party hereto, Citibank, N.A., as Administrative Agent and Issuing Bank, and The Bank of Nova Scotia, as Swingline Lender.

Exhibit 10.6	Working Capital Loan Agreement, dated December 11, 2007, by and between The Williams Companies, Inc. and Wamsutter LLC.

Exhibit 99.1	Press Release of Williams Partners L.P. dated December 11, 2007.

+ Exhibit 99.2	Historical financial statements of Wamsutter Predecessor (incorporated by reference to Exhibit 99.2 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on December 10, 2007).

+ Exhibit 99.3
Historical financial statements of Discovery Producer Services LLC (incorporated by reference to Exhibit 99.3 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on December 10, 2007).

+ Exhibit 99.4
Unaudited pro forma financial statements of Williams Partners L.P. (incorporated by reference to Exhibit 99.4 to Williams Partners L.P.’s Form 8-K (File No. 001-32599) filed with the SEC on December 10, 2007).

+	Incorporated by reference.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of ay omitted exhibit or schedule to the SEC upon request.